EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Yak Communications Inc. (the “Company”) Annual Report on Form 10-K for the year ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory Stevens, principal financial officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1).	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2).	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 23, 2004	By:	/s/ Gregory Stevens
Gregory Stevnes
Principal Financial Officer